Exhibit 99.1
FOR IMMEDIATE RELEASE
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
or
Amy Wakeham, Investor Relations
858-882-9876
awakeham@leapwireless.com
Leap Terminates Tax Benefit Preservation Plan
SAN DIEGO — June 21, 2011 — Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative and value-driven wireless communications services, announced today that it has terminated its Tax Benefit Preservation Plan (the “Plan”), effective as of June 21, 2011. The termination of the Plan was authorized and approved by Leap’s Board of Directors on June 16, 2011.
Leap’s Board adopted the Plan in September 2010 to protect the value of the Company’s significant net operating loss carryforwards (referred to as “NOLs”) and reduce the likelihood of an “ownership change” under Section 382 of the Internal Revenue Code, which would substantially limit the Company’s ability to use these NOLs. In general, an ownership change would occur if there were a collective shift in the ownership in the Company by more than 50 percentage points by one or more 5% stockholders within a three-year period.
“Since the implementation of the Plan last September, the Board has continued to monitor changes in our investor base to determine what effect they may have on our ability to use our NOLs,” said Doug Hutcheson, Leap’s president and CEO. “In the months since September 2010, the Company’s cumulative change in ownership has decreased substantially as a result of the application of Section 382 and its rolling three-year look-back period. As a result, the Board determined that the Plan was no longer necessary to protect the value of our NOLs and authorized the termination of the Plan.”
Under the Plan, the Company had distributed one preferred stock purchase right for each share of Leap’s common stock outstanding at the close of business on September 24, 2010, with the rights becoming exercisable in the event that any person or group acquired beneficial ownership of 4.99% or more of Leap’s outstanding common stock without the approval of the Board of Directors, subject to certain exceptions. To effect the termination of the Plan, the Plan was amended to accelerate the date that these rights expire from September 30, 2020 to June 21, 2011. Accordingly, effective as of the close of business on June 21, 2011, there are no longer any such rights associated with the outstanding shares of Leap’s common stock.
Leap’s Board will continue to monitor and evaluate cumulative changes in the Company’s ownership for purposes of Section 382 and may consider taking future protective actions to protect its NOLs, which could include adoption of a new Tax Benefit Preservation Plan.
About Leap
Leap provides innovative, high-value wireless services to a young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket® service. The Company and its joint ventures operate in 35 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Leap is a registered service mark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operational, financial and other information but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. These statements include the Company’s estimation and judgment that its Tax Benefit Preservation Plan is no longer required to protect against potential cumulative changes in ownership for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 of the Code and its associated regulations are complex. As a result, there are numerous risks, uncertainties and assumptions associated with the Company’s calculation of its cumulative ownership percentage under Section 382 of the Code, and its projections regarding the impact of future stockholder actions on the Company’s Section 382 ownership calculations, that could affect these and other forward-looking statements. Other risks, uncertainties and assumptions that could affect the Company are detailed in the section entitled “Risk Factors” included in the Company’s periodic reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.
All forward-looking statements included in this news release should be considered in the context of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on the Company’s forward-looking statements.
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